UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2026

Morgan Stanley
(Exact Name of Registrant
as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MS	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value	MS/PA	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, $0.01 par value	MS/PE	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, $0.01 par value	MS/PF	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $0.01 par value	MS/PI	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, $0.01 par value	MS/PK	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.875% Non-Cumulative Preferred Stock, Series L, $0.01 par value	MS/PL	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series O, $0.01 par value	MS/PO	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 6.500% Non-Cumulative Preferred Stock, Series P, $0.01 par value	MS/PP	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 6.625% Non-Cumulative Preferred Stock, Series Q, $0.01 par value	MS/PQ	New York Stock Exchange
Global Medium-Term Notes, Series A, Floating Rate Notes Due 2029 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Morgan Stanley (the “Company”) held on Thursday, May 14, 2026, the shareholders of the Company in attendance (the “Shareholders”), constituting a quorum under the Amended and Restated Bylaws of the Company, voted on proposals to: (i) elect directors to the Company’s Board of Directors (the “Board”), (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the 2026 fiscal year and (iii) approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement filed with the U.S. Securities and Exchange Commission on April 2, 2026 for the Annual Meeting (the “2026 Proxy”) (a non-binding advisory vote). The Shareholders also voted on a shareholder proposal requesting an independent Board Chairman (the “Shareholder Proposal”).

At the Annual Meeting, all nominees for election to the Board were elected by the Shareholders. The Shareholders also voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the 2026 fiscal year. The proposal to approve the compensation of the Company’s named executive officers as disclosed in the 2026 Proxy, through an advisory vote, was also approved by the Shareholders. The Shareholder Proposal was not approved by the Shareholders.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the Shareholders as follows:

1.	Election of Directors	For	Against	Abstain	Broker Non –vote
	Megan Butler	1,299,985,511	3,277,415	1,357,903	125,821,176
	Thomas H. Glocer	1,268,631,948	34,558,623	1,430,258	125,821,176
	Lynn J. Good	1,301,268,949	2,007,521	1,344,359	125,821,176
	Robert H. Herz	1,275,262,195	27,903,393	1,455,241	125,821,176
	Yasushi Itagaki	1,285,739,376	17,395,111	1,486,342	125,821,176
	Erika H. James	1,288,494,076	14,216,309	1,910,444	125,821,176
	Hironori Kamezawa	1,290,851,001	12,382,778	1,387,050	125,821,176
	Shelley B. Leibowitz	1,299,856,463	3,452,988	1,311,378	125,821,176
	Jami Miscik	1,291,095,149	11,953,897	1,571,783	125,821,176
	Dennis M. Nally	1,275,505,165	27,690,150	1,425,514	125,821,176
	Douglas L. Peterson	1,300,433,543	2,763,080	1,424,206	125,821,176
	Edward Pick	1,256,017,336	47,553,203	1,050,290	125,821,176
	Mary L. Schapiro	1,292,565,785	10,140,627	1,914,417	125,821,176
	Perry M. Traquina	1,292,181,752	10,987,771	1,451,306	125,821,176
	Rayford Wilkins, Jr.	1,228,916,323	74,130,880	1,573,626	125,821,176

2.	Ratification of Appointment of Independent Auditor	1,370,205,219	59,100,918	1,135,868	*

3.	Approval of Compensation of Executives (Non-Binding Advisory Vote)	1,245,481,864	55,201,562	3,937,403	125,821,176

4.	Shareholder Proposal Requesting an Independent Board Chairman	355,638,968	945,031,665	3,950,186	125,821,176

* Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date: May 15, 2026	By	/s/ Martin M. Cohen
		Name:	Martin M. Cohen
		Title:	Corporate Secretary